UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 21, 2014

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          On August 21, 2014, BPZ Resources, Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.02(d) disclosing that Robert L. Sovine was appointed to the Company’s Board of Directors to fill a vacancy created by reason of an increase in the number of members of the Board, effective August 21, 2014. At the time of that filing, Mr. Sovine’s committee appointments had not yet been determined by the Board. The Company is filing this Current Report on Form 8-K/A to report that the Board has appointed Mr. Sovine to serve as a member of the Board’s Compensation Committee and to serve as Chairman of its Nominating and Corporate Governance Committee. Mr. Dennis G. Strauch, the current Chairman of the Nominating and Corporate Governance Committee, will continue to serve as a member of the Nominating and Corporate Governance Committee. Mr. James B. Taylor will no longer serve on the Nominating and Corporate Governance Committee. The committee appointments are effective September 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: September 22, 2014	By:	/s/ Richard S. Menniti
	Name:	Richard S. Menniti
	Title:	Chief Financial Officer

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